Exhibit 99.1

FOR IMMEDIATE RELEASE	For Information Contact:
Maryanne Lataif
Vice President, Corporate Communications
Activision, Inc.
(310) 255-2704
mlataif@activision.com

Kristin Southey
Vice President, Investor Relations
Activision, Inc.
(310) 255-2635
ksouthey@activision.com

ACTIVISION PREANNOUNCES SECOND QUARTER NET REVENUES

- Q2 Net Revenues Increase 45% Over Previous Outlook -

- Company Increases Fiscal 2007 Net Revenue Outlook —

- Company Announces Q2 Conference Call and Expected Delay in Filing Form 10-Q -

Santa Monica, CA — Oct. 25, 2006 — Activision, Inc. (Nasdaq: ATVI) today announced that the company’s net revenues for the second fiscal quarter ended September 30, 2006 were significantly higher than its previously provided outlook.

Net revenues for the second quarter ended September 30, 2006 were $188.2 million, a 45% increase over the company’s prior outlook of $130.0 million due to strong performance of the company’s product portfolio, improving market conditions and the strength of the company’s distribution and affiliate businesses.  For the second quarter of last fiscal year, the company reported net revenues of $222.5 million.

However, as discussed below in more detail, Activision does not expect to be in a position to finalize other financial results for the second quarter until the special sub-committee of the independent members of its board of directors has completed its internal review of the company’s historical option grant practices and the company is able to determine what, if any, impact the results of that investigation will have on those financial results.

Activision Preannounces Second Quarter Net Revenues

Company Outlook

The company is also increasing its net revenue outlook for Fiscal 2007 to $1.150 billion, as compared to its prior outlook of $1.075 billion, based on better-than-expected net revenue performance in the second quarter and an increase in the company’s third quarter net revenue outlook for its distribution business.     The company believes that the increase in its third quarter and full year net revenue outlook will be offset by higher legal expenses relating primarily to its internal review of historical stock option practices, including expenses relating to the previously announced informal SEC inquiry and derivative litigation, and the impact of the delayed release of Sony’s PLAYSTATION®3 system in Europe until March 2007.  The company expects that the majority of the impact will occur in its fiscal third quarter.

Activision also reaffirmed its fiscal year 2008 net revenue outlook which is expected to exceed $1.6 billion.

Conference Call Information

Activision’s management will host a conference call and Webcast on Monday, November 6, 2006 at 1:30 pm Pacific Daylight Time (4:30 pm Eastern Daylight Time) to discuss selected financial results from the company’s second fiscal quarter and selected outlook for future periods.  The company welcomes all members of the investment, financial and media communities to visit the “Investor Relations” area of www.activision.com to listen to the conference call via a live Webcast or to listen live by dialing into (719) 457-2653 in the U.S.  Anyone planning to dial in to the call should RSVP to Celeste Puskas at (310) 255-2640 or cpuskas@activision.com.

A “replay” of the call will be available for two business days approximately two hours after the call’s conclusion.  If you would like to take advantage of this special service, you can access it by calling (719) 457-0820 and entering the pass-code: 7222474.  In addition, the replay on the Internet will be archived at http://www.activision.com.

Additional Information Regarding Review of Stock Option Grant Practices

As previously announced, a special sub-committee of independent directors of Activision’s board of directors is conducting an internal review of the company’s historical stock option grant practices.  The sub-committee, which has retained legal counsel, is working to complete its review of the company’s historical stock option grant practices in a timely manner.

Activision Preannounces Second Quarter Net Revenues

However, at this time, the sub-committee has not finished its work and has not reached any final conclusions.  The statements below, therefore, are preliminary and are subject to change.

Although this review is ongoing, in the course of furnishing information to the sub-committee, the company determined that it appears likely that actual measurement dates for certain historical stock option grants will be found to differ from the recorded grant dates for such awards.  As a result, it is possible that Activision will be required to record additional non-cash stock-based compensation expense related to stock option grants.  However, the review of option grants has not yet been completed and the company is not yet able to quantify the accounting and tax effects that may result from any errors in the determination of measurement dates.  The company is therefore unable to state with certainty at this time whether the impact of the errors on its current and historical financial statements will be material, or what, if any, historical periods will require restatement.

Based on the current status of the sub-committee’s review, Activision does not expect that it will be in a position to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 in a timely manner.  In that event, the company would not be in compliance with the requirements of the Nasdaq Global Select Market for continued listing of its shares on the Nasdaq Global Select Market.  The company plans to become current in its periodic reports required under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the sub-committee’s review.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products.  Founded in 1979, Activision posted net revenues of $1.47 billion for the fiscal year ended March 31, 2006.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain, the Netherlands and South Korea.  More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Activision Preannounces Second Quarter Net Revenues

The statements made in this press release that are not historical facts are “forward-looking statements”.  These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.  The Company cautions readers of this press release that a number of important factors could cause Activision’s actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, the Company’s ability to file timely required reports with the Securities and Exchange Commission, the possibility that the sub-committee’s review and conclusions will result in a change to or restatement of financial results provided by the Company for historical and future periods, the possible effect of the sub-committee’s review and conclusions and other developments on the informal inquiry opened by the SEC in July 2006 and the derivative litigation filed in July 2006 against certain current and former directors and officers of the Company, and the possibility that additional claims and proceedings will be commenced, including additional stockholder litigation, employee litigation and additional action by the Securities and Exchange Commission and/or other regulatory agencies, other litigation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.  These important factors and other factors that potentially could affect the Company’s financial results are described in our filings with the Securities and Exchange Commission, including the Company’s most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q.  Readers of this press release are referred to such filings. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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